UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Astrotech Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

Notice of Annual Meeting of Stockholders

for the fiscal year ended June 30, 2023

Friday, December 15, 2023

9:00 a.m. (Central Time)

2105 Donley Drive, Suite 100

Austin, Texas 78758

Thomas B. Pickens III

Director Since: 2004
Age: 66
Board Committees:
Chairman of the Board

Daniel T. Russler, Jr.	Tom Wilkinson	Jim Becker

Director Since: 2011	Director Since: 2018	Director Since: 2022
Age: 60	Age: 53	Age: 53
Board Committees: Audit, Compensation, and Corporate	Board Committees: Audit (Chair), Compensation (Chair),	Board Committees: Audit, Compensation, and Corporate
Governance and Nominating (Chair)	and Corporate Governance and Nominating	Governance and Nominating
Lead Independent Director

Bob McFarland	Jaime Hinojosa

Director Since: 2023	With Company Since: 2015
Age: 78	Age: 41
Board Director	Chief Financial Officer,
Treasurer, and Secretary

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 1, 2023

To the Stockholders of Astrotech Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders for the fiscal year ended June 30, 2023 (the “Annual Meeting”) for Astrotech Corporation, a Delaware corporation (the “Company” or “Astrotech”), to be held at 2105 Donley Drive, Suite 100, Austin, Texas 78758 on December 15, 2023, at 9:00 a.m. (Central time). Information about the Annual Meeting, the nominees for directors, and the proposals to be considered are presented in this Notice of Annual Meeting (the “Notice of Annual Meeting”) and the Proxy Statement (the “Proxy Statement”) on the following pages. At the meeting you will be asked:

i.	To elect five director nominees to serve as directors until the 2024 annual meeting of stockholders (the “2024 Annual Meeting”);

ii.	To ratify the appointment of RBSM LLP as our Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2024;

iii.	To transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

The Board of Directors of the Company (the “Board”) has approved these proposals and the Company urges you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the Annual Meeting. The Board has fixed the close of business on October 19, 2023 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

As permitted by the “Notice and Access” rules of the Securities and Exchange Commission (the “SEC”), on or about November 1, 2023, we will mail to our stockholders receiving the proxy materials electronically a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Notice of Annual Meeting, our Proxy Statement, proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2023 (the “Form 10-K”) on the internet. We believe that furnishing these materials electronically allows us to more efficiently provide our stockholders with our proxy materials while reducing costs and reducing the impact of the Annual Meeting on the environment. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials you previously received.

Voting can be completed by returning the proxy card, by telephone at 1-888-457-2959 or online at www.proxyvoting.com/ASTC. Only your latest-dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement. Further detail can be found on the proxy card and in the “Voting of Proxies” section of the Proxy Statement.

Important notice regarding the availability of proxy materials of the Annual Meeting to be held on December 15, 2023. This Notice of Annual Meeting, Proxy Statement, proxy card, and Form 10-K are available at www.astrotechcorp.com under the heading “Investors.”

Thank you for your assistance in voting your shares promptly.

By Order of the Board of Directors,
/s/ Jaime Hinojosa
Jaime Hinojosa Chief Financial Officer, Treasurer and Secretary Austin, Texas

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE
MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN
THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT
THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH
TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to holders of Astrotech’s common stock, $0.001 par value per share (“Common Stock”), as of the record date October 19, 2023 in connection with the solicitation by the Board of Astrotech of proxies to be voted at the Annual Meeting to be held on December 15, 2023, at 9:00 a.m. (Central time) at 2105 Donley Drive, Suite 100, Austin, Texas 78758. This Proxy Statement, the accompanying proxy card, and the Form 10-K are being distributed to stockholders on or about November 1, 2023.

At the Annual Meeting you will be asked:

i.	To elect five director nominees to serve as directors until the 2024 Annual Meeting;

ii.	To ratify the appointment of RBSM LLP as our Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2024;

iii.	To transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Internet Availability of Proxy Materials

Astrotech is making these materials available to its stockholders via the internet. On or about November 1, 2023, we will mail to our stockholders receiving the proxy materials electronically a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Notice of Annual Meeting, our Proxy Statement, proxy card and our Form 10-K on the internet. The Notice of Annual Meeting, Proxy Statement, proxy card and Form 10-K are available free of charge at www.astrotechcorp.com under the heading “For Investors.”

Record Date and Voting Securities

The Board has fixed the close of business on October 19, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 1,701,729 shares of Common Stock outstanding, which includes 70,671 shares of restricted stock with voting rights. Holders of Common Stock and restricted stock with voting rights are entitled to notice of the Annual Meeting and to one vote per share of Common Stock owned and restricted stock with voting rights granted at the Annual Meeting as of the record date. No stockholder will be allowed to cumulate votes.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

How to Vote

Because many Astrotech stockholders are unable to attend the Annual Meeting, the Board solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting as set forth in this Proxy Statement. Stockholders are urged to carefully read the material in this Proxy Statement and vote through one of the following methods:

i.	Fully completing, signing, dating and timely returning the proxy card by mail in the postage paid envelope enclosed with the proxy materials;
ii.	Calling 1-888-457-2959 and following the instructions provided on the phone line; or
iii.	Accessing the internet voting site at www.proxyvoting.com/ASTC and following the instructions provided on the website.

Please keep your proxy card with you when voting via the telephone or internet. All votes via the telephone or internet must be submitted by 11:59 p.m. (Eastern time) on December 14, 2023 in order to be counted. Each proxy card that is (i) properly executed, (ii) timely received by the Company before or at the Annual Meeting, and (iii) not properly revoked by the stockholder pursuant to the instructions above will be voted in accordance with the directions specified on the proxy and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the Board appointed proxy in accordance with the recommendations of the Board.

Beneficial owners, who own shares through a broker-dealer or other financial institution can vote by returning the voting instruction form or by following the instructions for voting via telephone or the internet provided by the broker-dealer or other financial institution. If you own shares in multiple accounts or in more than one name, you may receive multiple sets of proxy material. Please vote all your shares.

The Board has appointed Mr. Thomas B. Pickens III, our Chief Executive Officer and Chairman of the Board, and Mr. Jaime Hinojosa, our Chief Financial Officer, to serve as proxies to vote your shares in accordance with the instructions you submit.

Quorum

The holders of at least one-third of all of the issued and outstanding shares of stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum.

Vote Required for Director Elections

The election of the five directors requires the vote of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “for” their election are elected). As a result, votes withheld and “broker non-votes” (as explained below), if any, will not affect the outcome of the vote on this proposal since only votes “For” a nominee will be counted.

Vote Required for Auditor Ratification

The ratification of the appointment of RBSM LLP as our Independent Registered Public Accounting Firm for the 2024 fiscal year requires the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal.

Method of Tabulation and Broker Voting

One or more inspectors of election appointed for the Annual Meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a voter instruction card from the organization that holds your shares and follow the instructions included therein regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange unless they have received voting instructions from their customers. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe the election of directors (Proposal No. 1) is not likely to be considered a “routine” matter. This means brokers may not be permitted to vote on this matter if the broker has not received instructions from the beneficial owner. We believe the ratification of our independent registered public accounting firm (Proposal No. 2) is likely to be considered a “routine” matter, and hence your brokerage firm may be able to vote on Proposal No. 2 even if it does not receive instructions from you, so long as it holds your shares in its name.

Form 10-K

If you are receiving this by mail, the Form 10-K is being mailed to you with this Proxy Statement. As permitted by the “Notice and Access” rules of the SEC, we are also making the Notice of Annual Meeting, Proxy Statement, the proxy card, and our Form 10-K available to stockholders electronically via the internet at www.astrotechcorp.com under the heading “Investors.” The Form 10-K and other periodic reports of the Company are also available through the SEC’s website at www.sec.gov and the Company’s website at www.astrotechcorp.com under the heading “Investors.” The references to our or other websites in this proxy statement are inactive textual references only. The information on our or other websites is not incorporated by reference into this proxy statement.

Results of the Vote

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at the time of filing the Form 8-K. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.astrotechcorp.com. Also, the referenced Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the internet at the SEC’s website at www.sec.gov.

List of Stockholders

A complete list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at our offices, 2105 Donley Drive, Suite 100, Austin, Texas, 78758.

CORPORATE GOVERNANCE

The Company’s business affairs are managed under the direction of our Board in accordance with the Delaware General Corporation Law and the Certificate of Incorporation, as amended (the “Charter”) and the Amended and Restated By-laws (the “Bylaws”) of the Company. The role of the Board is to effectively govern the affairs of the Company for the benefit of the Company’s stockholders and to ensure that Astrotech’s activities are conducted in a responsible and ethical manner. The Board strives to ensure the success of the Company through the appointment of qualified management, which regularly keeps members of the Board informed regarding the Company’s business and industry. The Board is committed to the maintenance of sound corporate governance principles.

The Company operates under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies which are available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” These include the following:

●	Code of Ethics and Business Conduct
●	Code of Ethics for Senior Financial Officers
●	Shareholder Communications with Directors Policy
●	Complaint and Reporting Procedures for Accounting and Auditing Matters
●	Audit Committee Charter
●	Compensation Committee Charter
●	Corporate Governance and Nominating Committee Charter

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct applies to all directors, officers, and employees of Astrotech. The key principles of this code include acting legally and ethically, speaking up, getting advice, and dealing fairly with the Company’s stockholders. The Code of Ethics and Business Conduct is available on the Company’s website at www.astrotechcorp.com under the heading “Investors” and a copy is available to the Company’s stockholders upon request. The Code of Ethics and Business Conduct meets the requirements for a “Code of Conduct” under Nasdaq rules.

Code of Ethics for Senior Financial Officers

The Company’s Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and Controller. The key principles of this Code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful financial disclosures to the Company’s stockholders. The Code of Ethics for Senior Financial Professionals is available on the Company’s website at www.astrotechcorp.com under the heading “Investors” and a copy is available to the Company’s stockholders upon request. The Code of Ethics for Senior Financial Professionals meets the requirements of a “Code of Ethics” under SEC rules.

Shareholder Communications with Directors Policy

The Company’s Shareholder Communications with Directors Policy provides a medium for stockholders to communicate with the Board. Under this policy, stockholders may communicate with the Board or specific Board members by sending a letter to Astrotech Corporation, Shareholder Communications with the Board of Directors, Attn: Secretary, 2105 Donley Drive, Suite 100, Austin, Texas 78758. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Complaint and Reporting Procedures for Accounting and Auditing Matters

The Company’s Complaint and Reporting Procedures for Accounting and Auditing Matters provide for the (i) receipt, retention, and treatment of complaints, reports, and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) confidential, anonymous submission of complaints, reports, and concerns by employees regarding questionable accounting or auditing matters. Complaints may be made to a toll-free independent “Integrity Helpline” telephone number and to a dedicated e-mail address. Complaints received are logged by the Company’s legal counsel, communicated to the Company’s Audit Committee, and investigated under the direction of the Company’s Audit Committee. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, these procedures prohibit the Company from taking adverse action against any person submitting a good faith complaint, report, or concern.

The Board of Directors Role in Risk Oversight

The Board has determined that the combined role of Chairman and CEO is appropriate for the Company as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans. This structure also avoids the added costs and inefficiencies that would result by mandating an independent Chairman. The Board believes that the governance structure allows the Board to effectively work with the combined role of Chairman and CEO.

At the selection of the Board, Tom Wilkinson serves as lead independent director (the “Lead Director”). The Lead Director acts as a key liaison with the CEO and assists the Chairman in setting the Board agenda, chairs executive sessions of the Board, identifies and reviews strategic opportunities, and communicates Board member feedback to the CEO. The Board believes this approach appropriately and effectively complements the combined role of Chairman and CEO.

The Board strives to balance the risk and return ratio for all Astrotech stockholders. In doing so, management maintains regular communication with the Board, both on a formal and informal basis. This includes conversations on the state of the business, the industry, and the overall economic environment with Astrotech management during formal Board meetings, formal Committee meetings, and in more frequent informal conversations. Additionally, the Board utilizes its committees to consider specific topics which require further focus, skill sets, and/or independence. The Audit Committee coordinates the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures, and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board’s organization, membership and structure, succession planning for directors, and corporate governance.

Board of Directors

The Board held a total of 12 meetings during fiscal year 2023 and acted 14 times by written consent. All of our directors are expected to attend each meeting of our Board and the committees on which they serve and are encouraged to attend annual stockholder meetings, to the extent reasonably possible. All directors attended 100% of the aggregate of the meetings of our Board and committees on which they served in fiscal year 2023 held during the period in which they served as directors. All directors attended our 2022 annual meeting of stockholders (the “2022 Annual Meeting”).

Committees of the Board of Directors

During fiscal year 2023, the Board had three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Each such committee currently consists of three persons, and each member of the Audit, Compensation, and Corporate Governance and Nominating Committees meet the independence requirements of the Nasdaq’s Listing Rules.

The Company periodically reviews, both internally and with the Board, the provisions of the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq regarding corporate governance policies, processes, and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a written Audit Committee Charter, a Compensation Committee Charter, and a Corporate Governance and Nominating Committee Charter, each of which may be found on the Company’s website at www.astrotechcorp.com under the heading “Investors” or by writing to Astrotech Corporation, Attn: Investor Relations, 2105 Donley Drive, Suite 100, Austin, Texas 78758 and requesting copies.

Audit Committee

The Audit Committee is composed solely of independent directors that meet the requirements of Nasdaq and SEC rules and operates under a written charter adopted by the Audit Committee and approved by the Board. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The Audit Committee is responsible for appointing and compensating a firm of independent auditors to audit the Company’s financial statements, as well as oversight of the performance and review of the scope of the audit performed by the Company’s Independent Registered Public Accounting Firm. The Audit Committee also reviews audit plans and procedures, changes in accounting policies, and the use of the independent auditors for non-audit services. As of the end of fiscal year 2023, the Audit Committee consisted of Messrs. Wilkinson (Chairman), Russler, and Becker.

During fiscal year 2023, the Audit Committee met four times. The Board has determined that each of Messrs. Wilkinson, Russler, and Becker met the qualification guidelines as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent auditor. Audit Committee policy requires the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related, and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals, provided that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditor.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services, and a general timetable for the performance of such services. The Report of the Audit Committee can be found in this Proxy Statement following the description of Proposal 2.

Compensation Committee

The Compensation Committee is composed solely of independent directors that meet the requirements of Nasdaq and SEC rules and operates under a written charter adopted by the Compensation Committee and approved by the Board in May 2004 and amended in May 2005. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The Compensation Committee is responsible for determining the compensation and benefits of all executive officers of the Company and establishing general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

The Board annually considers the performance of our Chief Executive Officer. Meetings to determine the compensation of the CEO must be held in executive session. Meetings to determine the compensation of any officer of the Company other than the CEO may be attended by the CEO, but the CEO may not vote on these matters.

The Compensation Committee also administers the Company’s 2021 Omnibus Equity Incentive Plan in accordance with the terms and conditions set forth in that plan. In addition, to the extent awards remain outstanding under the 2008 Stock Incentive Plan and the 2011 Stock Incentive Plan (collectively, the “Prior Plans”), we administer the Prior Plans and those prior awards in accordance with the terms, conditions and procedures set forth in the Prior Plans and the applicable award agreements. As of the end of fiscal year 2023, the Compensation Committee consisted of Messrs. Wilkinson (Chairman), Russler, and Becker. During fiscal year 2023, the Compensation Committee met three times.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee was created by the Board. The Corporate Governance and Nominating Committee is comprised solely of independent directors that meet the requirements of Nasdaq and SEC rules and operates under a written charter adopted by the Corporate Governance and Nominating Committee and approved by the Board. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The primary purpose of the Corporate Governance and Nominating Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders. As of the end of fiscal year 2023, the Corporate Governance and Nominating Committee consisted of Messrs. Russler (Chairman), Wilkinson, and Becker. During fiscal year 2023, the Corporate Governance and Nominating Committee met two times.

Director Nomination Process

Regarding nominations for directors, the Corporate Governance and Nominating Committee identifies nominees in various ways. The Corporate Governance and Nominating Committee considers the current directors that have expressed interest in, and that continue to satisfy, the criteria for serving on the Board. Other nominees may be proposed by current directors, members of management, or by stockholders. From time to time, the Corporate Governance and Nominating Committee may engage a professional firm to identify and evaluate potential director nominees. Regarding the skills of the director candidate, the Corporate Governance and Nominating Committee considers individuals with industry and professional experience that complements the Company’s goals and strategic direction. The Corporate Governance and Nominating Committee has established certain criteria it considers as guidelines in considering nominations for the Board. The criteria include:

●	the candidate’s independence;
●	the candidate’s depth of business experience;
●	the candidate’s availability to serve;
●	the candidate’s integrity and personal and professional ethics;
●	the diversity of experience and background relative to the Board as a whole; and
●	the need for specific expertise on the Board.

The above criteria are not exhaustive and the Corporate Governance and Nominating Committee may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Corporate Governance and Nominating Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board meet all applicable independence requirements, the Corporate Governance and Nominating Committee looks for how the candidate can adequately address his or her fiduciary requirement and contribute to building stockholder value. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying Director nominees, it is one of the factors considered when identifying individuals for Board membership. The Company expects to continue to consider diversity in future nomination and review processes. In accordance with Nasdaq Listing Rule 5605(f), the Company discloses certain self-identified personal demographic characteristics of its directors. For more information, see “Information About Directors, Nominees and Executive Officers - Board Diversity Matrix.”

The Corporate Governance and Nominating Committee will consider, for possible Board endorsement, director candidates recommended by stockholders. For purposes of the Annual Meeting, the Corporate Governance and Nominating Committee will consider any nominations received by the Secretary from a stockholder of record on or before September 16, 2023. Any such nomination must be made in writing, must be accompanied by all nominee information that is required under the federal securities laws, and must include the nominee’s written consent to serve as a director if elected. The nominee must be willing to allow the Company to complete a background check. The nominating stockholder must submit their name and address, as well as that of the beneficial owner, if applicable, and the class and number of shares of Astrotech Common Stock that are owned beneficially and of record by such stockholder and such beneficial owner. Finally, the nominating stockholder must discuss the nominee’s qualifications to serve as a director.

Director Attendance at Annual Stockholder Meetings

The Board members are expected to attend our annual stockholder meetings. All directors attended our 2022 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers, and greater than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file. Due dates for the reports are specified by those laws, and the Company is required to disclose in this document any failure in the past fiscal year to file by the required dates. Based upon a review of the copies of such forms furnished to us, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during the year ended June 30, 2023 (and the subsequent period through the date of this proxy statement) were filed in a timely manner by our officers and directors, however filed a late Form 4 was filed on September 7, 2022 by Braden Michael Leonard, the managing member of BML Capital Management, LCC, the general partner of BML Investment Partners, L.P., which owns more than 10% of the Company’s common stock.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee, which is comprised entirely of independent directors, has carefully considered all director nominees. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Thomas B. Pickens III, Daniel T. Russler, Jr., Tom Wilkinson, Jim Becker and Bob McFarland to the Board to serve as directors until the 2024 Annual Meeting. Each nominee has agreed to serve if elected.

All directors shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or their earlier removal, death, retirement, disqualification or resignation from office. The Company’s Charter authorizes the Board from time to time, by the vote of a majority of the entire Board, to determine the number of its members subject to the limitations specified therein. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled exclusively by a majority of the directors then in office, even if less than a quorum, and shall hold office until the next stockholder’s meeting at which directors are elected and his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

The Board has determined that four of the five director nominees (indicated by asterisk in the table below) have no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent directors” as defined by Rule 5605(a)(2) of the Nasdaq’s Listing Rules.

Not less than annually, the Board undertakes the review and approval of all related party transactions. Related party transactions include transactions valued at greater than $120,000 between the Company and any of the Company’s executive officers, directors, nominees for director, holders of greater than 5% of Astrotech’s shares, and any of such parties’ immediate family members. The purpose of this review is to ensure that such transactions, if any, were approved in accordance with our Code of Ethics and Business Conduct and for the purpose of determining whether any of such transactions impacted the independence of such directors. During fiscal years 2021 and 2022, the Company held two secured promissory notes totaling $2.5 million with Mr. Thomas B. Pickens, III, the Company’s Chief Executive Officer and Chairman of the Board. The promissory notes originally matured on September 5, 2020; however, on August 24, 2020, the Company and Mr. Pickens agreed to extend the maturity date of the promissory notes to September 5, 2021. On September 3, 2021, the Company and Mr. Pickens further amended the promissory notes, whereby (i) one note was paid in full and cancelled with payment of the outstanding principal amount of $1.0 million plus accrued interest of $172,000 and (ii) the other note’s maturity date was extended to September 5, 2022 and the outstanding principal amount was reduced to $500,000 with payment of a principal amount of $1.0 million plus accrued interest of $330,000. On September 5, 2022, the remaining principal amount of $500,000 matured and was repaid in full plus accrued interest of $55,000. Except as set forth above, there were no other related party transactions during fiscal year 2023 in which (i) we have been a participant, (ii) the amount involved in the transaction exceeds or will exceed $120,000 and (iii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of such individuals, had or will have a direct or indirect material interest. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of Astrotech’s subsidiaries and none of such persons have any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

The Board held 12 meetings during the fiscal year ended June 30, 2023 and all directors attended 100% of the meetings of the Board and committees. The members of each committee and the chair of each committee are appointed annually by the Board.

Information about the number of shares of Common Stock beneficially owned by each director appears later in this Proxy Statement under the heading “Security Ownership of Directors, Executive Officers, and Principal Stockholders.”

Vote Required for Approval of this Proposal

The election of the five directors requires the vote of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “for” their election are elected). As a result, withhold votes and “broker non-votes” if any, will not affect the outcome of the vote on this proposal since only votes “For” a nominee will be counted.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:

Thomas B. Pickens III	Tom Wilkinson *
Jim Becker *	Daniel T. Russler, Jr. *
Bob McFarland *
* Indicates independent director

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Current Directors Nominated for Re-election

Thomas B. Pickens III
Chairman and Chief Executive Officer of Astrotech Corporation

Mr. Pickens currently serves as Chairman of the Board and Chief Executive Officer of Astrotech Corporation (Nasdaq: ASTC) and has held that position since January 2007. Mr. Pickens also currently serves as CEO of the Astrotech subsidiaries Astrotech Technologies Inc, 1st Detect. AgLAB Inc., and BreathTech Corporation.

Mr. Pickens received a Bachelors of Arts in Economics, Computer Science and Engineering from Southern Methodist University. From 1982 to 1984, Mr. Pickens was the founder and President of Beta Computer Systems, Inc.; from 1985 to 1995, founder and President of T.B. Pickens & Co.; from 1986 to 1988, founder and General Partner of Grace Pickens Acquisition Partners L.P.; from 1988 to 1989, founder and Managing Partner of Sumpter Partners. From 1988 to 1994, Mr. Pickens was the CEO of Catalyst Energy Corporation and CEO of United Thermal Corporation (NYSE), President of Golden Bear Corporation, President of United Hydro, Inc., President of Slate Creek Corporation and President of Eury Dam Corporation. From 1995 to 2003, Mr. Pickens was the founder and CEO of U.S. Utilities, The Code Corporation, Great Southern Water Corp., South Carolina Water & Sewer, Inc. and the founder and Managing Partner of Pickens Capital Income Fund L.P. From 2004 to 2006, he was the Co-Chairman of the Equity Committee during the bankruptcy of Mirant Corp. (Nasdaq: MIRKQ).

Mr. Pickens is currently the Chairman of the Board of Astrotech Corporation, Astrotech Technologies, Inc., 1st Detect Corporation, AgLAB, Inc., and BreathTech Corporation. He also currently serves on the board of NaturalShrimp Incorporated (OTC: SHMP) and Chroma, Inc. Mr. Pickens was previously the Chairman of the Board of Xplore Technologies Corporation until it was sold to Zebra Technologies (Nasdaq: ZBRA) in July 2018. He has served as the Chairman of the Board of Astrotech Space Operations, Inc., Beta Computer Systems, Inc., Catalyst Energy Corporation, United Thermal (NYSE), Century Power Corporation, Vidilia Hydroelectric Corporation, U.S. Utilities, Great Southern Water Corp. and South Carolina Water & Sewer, Inc. He has served as a member on the boards of Trenwick America Reinsurance Corporation, Spacehab Inc. (Nasdaq), Advocate MD, Optifab, Inc. (Nasdaq) and was the New York chapter Chairman of United Shareholders Association, a shareholders’ rights organization. Mr. Pickens was selected to serve on the Board based on the valuable experience he brings in his capacity as our CEO along with his extensive experience and knowledge of our industry.

Daniel T. Russler, Jr.
Principal, Family Asset Management, LLC

Daniel Russler has more than 30 years of capital markets, development and entrepreneurial experiences, including an extensive background in sales and trading of a broad variety of equity, fixed income and private placement securities. Since 2003, Mr. Russler has been the Principal Partner of Family Asset Management, LLC, a multi-family office providing high net worth individuals and families with financial services. Mr. Russler has held portfolio and risk management positions at First Union Securities, Inc., J.C. Bradford & Co., William R. Hough & Co., New Japan Securities International, and Bankers Trust Company.

Mr. Russler received an MBA from the Owen Graduate School of Management at Vanderbilt University and a Bachelor's degree in English and Political Science from the University of North Carolina. Mr. Russler has extensive knowledge of finance, entrepreneurship, investment allocation and capital raising matters that the Board feels will add value to the Company for the stockholders. The Board has determined that Mr. Russler meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Russler has served as the Chairman of the Corporate Governance and Nominating Committee since 2016 and also serves on both the Audit Committee and the Compensation Committee.

Tom Wilkinson
Chief Executive Officer, Sonim Technologies

Mr. Wilkinson is a professional advisor and consultant through his business, Wilkinson & Company, which he founded in 2014 to provide turn around, M&A and business growth advisory services. He has served as the Chief Executive Officer of Sonim Technologies (Nasdaq: SONM) and Cipherloc Corporation (OTCBB: CLOK), and continues to serve as Chairman of the Board for Cipherloc. He was also the former Chief Executive Officer of Xplore Technologies Corp. (Nasdaq: XPLR) which was sold to Zebra Technologies in July 2018. Prior to becoming the Chief Executive Officer of Xplore Technologies Corp., Mr. Wilkinson served as the Chief Financial Officer of this international rugged tablet company. Prior to his tenure at Xplore, he served as Chief Financial Officer for Amherst Holdings, a financial services company focused on real estate and real estate financing. In this role, Mr. Wilkinson took part in the successful sale of Amherst’s broker dealer subsidiary, significant capital generation for new strategies and the spin-off of one of the largest single-family equity businesses in the United States. Mr. Wilkinson was the co-founder and Managing Partner of PMB Helin Donovan, a multi-office regional accounting firm where he led the growth of the firm both organically and through acquisition to one of the top 200 firms in the United States. His clients included a large number of US Public Companies and international businesses.

Mr. Wilkinson has brought to our Board significant financial experience, as well as mergers and acquisitions, international business and executive compensation expertise after joining the Board and becoming Chairman of the Compensation Committee in October 2018. He has both Master’s and Bachelor’s degrees from the University of Texas and is a Certified Public Accountant in Texas and Colorado. The Board has determined that Mr. Wilkinson meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Wilkinson has served as the Lead Director since 2021, as the Chairman of the Compensation Committee since 2018, as the Chairman of the Audit Committee since 2022, and also serves as a member of the Corporate Governance and Nominating Committee.

Jim Becker
Founder and CEO of Becker Logistics

Mr. Becker is the founder and CEO of Becker Logistics, LLC. He has overseen significant growth in its revenue by following the core values of integrity, quality, innovation, safety, competitiveness, openness, respect, and equal work life balance. He currently serves as a Chairman of Membership Committee for the Transportation Intermediaries Association where he also served as an At-Large Board Member for two terms from 2013-2019. Mr. Becker also serves as an Executive Advisory Committee Member for McLeod Software and is the creator of Jenna’s Foundation. In July 2021, Mr. Becker was appointed to the board of The Monroe Institute, a non-profit organization. Mr. Becker received a certificate in Mergers and Acquisitions from the University of Chicago Booth School of Business and attended Northwestern University for Leadership and Organizational Behaviorism.

Mr. Becker brings to our Board extensive leadership, with a focus on strategic market growth and expansion, and business process improvements and scaling, along with public speaking and corporate management skills. He serves on the Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee of the Board.

Bob McFarland

Board of Advisors of Veterans Advantage

Mr. McFarland served as an Assistant Secretary for Information and Technology and Chief Information Officer at the Department of Veterans Affairs (“VA”) from January 2004 through his retirement in 2006. In this role, he advised the Secretary of Veterans Affairs on matters pertaining to acquisition and management of IT systems. He was also responsible for overseeing operation of the VA’s computer systems and telecommunication networks for medical information, veterans’ benefits payments, life insurance programs, and financial management systems.

Prior to his tenure at the VA, Mr. McFarland served as Vice President of Governmental Relations for Dell Computer Corporation. He joined Dell in 1996 as Vice President and General Manager of the Federal Business segment. He held several senior executive positions at Dell, including managing its global segment, large corporate accounts, and government sector. Under his leadership, Dell became a leading supplier of computer systems to the federal government. In 1998, Mr. McFarland was named to the “Federal 100,” a joint government and industry award designating the top 100 executives in the federal marketplace.

Mr. McFarland currently serves on the Board of Advisors of Veterans Advantage. He has previously served as Director for Xplore Technologies Corporation (Nasdaq: XPLR), CSIdentity Corporation, Ezenia! Inc. (OTC: EZEN), and Isothermal Systems Research Inc. Mr. McFarland has a Bachelor of Science Degree in Business Management from LeTourneau University in Longview, Texas.

Board Diversity Matrix

In compliance with Nasdaq Listing Rules 5605(f) and 5606, our Board has self-reported the diversity characteristics summarized in the Board Diversity Matrix table below. The information presented below is based on voluntary self-identification responses we received from each director. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix as of November 1, 2023
Total Number of Directors	5
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	—	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Nasdaq Rule 5605(f)(2)(D) requires companies with boards of directors of five or few members to have at least one member of the board of directors who is “Diverse” (as that term is defined in Nasdaq Rule 5605(f)(1)). We do not currently have a “Diverse” director as required by Nasdaq Rule 5605(f)(2)(D).

The Corporate Governance and Nominating Committee is responsible for recommending nominees for Board membership to fill vacancies or newly created positions, and for recommending the persons to be nominated for election to the Board. In connection with the selection and nomination process, the Corporate Governance and Nominating Committee expects to review the desired experience, skills, diversity and other qualities to ensure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and our Board. Given our small size and technical and specialized industry, the Board has been unable to find diverse candidates willing to serve on the Board that possess the qualifications, experience and backgrounds sought. Despite these challenges, the Company remains committed to diversity and is seeking to identify potential new diverse candidates for Board membership. While the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates, we believe that it is desirable to have a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experience. Our Company and our Board greatly value the skills, experience and contributions of many diverse members of our team, including our Chief Financial Officer.

Director Independence and Financial Experts

The Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee charters require that each member meet: (i) all applicable criteria defining “independence” that may be prescribed from time to time under Nasdaq Listing Rule 5605(a)(2), Rule 10A-(3) under the Securities Exchange Act of 1934 and other related rules and listing standards and (ii) the criteria for a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934.

The Company’s Board also annually makes an affirmative determination that all such “independence” standards have been and continue to be met by the independent directors and members of each of the three committees, that each director qualifying as independent is neither an officer nor an employee of Astrotech or any of its subsidiaries nor an individual that has any relationship with Astrotech or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board’ opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

●	The director, at any time within the past three years, was employed by Astrotech or any of its subsidiaries;
●

The director or a family member received payments from Astrotech or any of its subsidiaries in excess of $120,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company’s securities or from certain other qualifying exceptions);

●

The director is, or has a family member who is, a partner, an executive officer or controlling stockholder of any entity to which Astrotech made to or received from payments for property or services in the current or in any of the prior three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the Company’s securities);

●	The director is, or has a family member who is, employed as an executive officer of Astrotech or any of its subsidiaries any time within the prior three years;
●

The director is, or has a family member who is, employed as an executive officer of another entity where at any time within the prior three years any of Astrotech’s officers served on the compensation committee of the other entity; or

●

The director is, or has a family member who is, a current partner of Astrotech Corporation’s independent auditing firm, or was a partner or employee of that firm who worked on the Company’s audit at any time during the prior three years.

The Board has determined each of the following directors and director nominees to be an “independent director” as such term is defined by Rule 5605(a)(2) of the Nasdaq Listing Rules: Daniel T. Russler, Jr., Tom Wilkinson, Jim Becker and Bob McFarland.

The Board has also determined that each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee during the past fiscal year and the proposed director nominees for the upcoming fiscal year meets the independence requirements applicable to those Committees prescribed by Nasdaq and SEC rules.

Certain Relationships and Related Transactions

Except as set forth above under the section heading “Proposal 1 - Election of Directors,” there were no other transactions or series of similar transactions to which we were a party, and there is currently no proposed transactions or series of similar transactions to which we will be a party, in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Director or Officer Involvement in Certain Legal Proceedings

The Company’s directors and executive officers were not involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

On April 15, 2021, a putative stockholder of the Company commenced a class action and derivative lawsuit in the Delaware Court of Chancery, Stein v. Pickens, et al., C.A. No. 2021-0322-JRS (the “Stein Action”), in which it was alleged, among other things, that the Company improperly included broker non-votes in the tabulation of votes counted in favor to approve an amendment to the Company’s Certificate of Incorporation (the “2020 Certificate Amendment”) and, thus the 2020 Certificate Amendment was defective. The Company investigated those allegations and does not believe that the filing and effectiveness of the 2020 Certificate Amendment was either invalid or ineffective. Nevertheless, to resolve any uncertainty, on April 30, 2021, the Company filed a validation proceeding in the Delaware Court of Chancery, In re Astrotech Corporation, C.A. No. 2021-0380-JRS, pursuant to Section 205 of the Delaware General Corporation Law. On October 6, 2021, the Delaware Court of Chancery granted the Company’s request and confirmed and validated the 2020 Certificate Amendment. Thereafter, a settlement in principle was reached with the Plaintiffs in the Stein Action and the parties to the Stein Action presented the settlement to the Court for approval. On February 13, 2023, the Court approved the settlement, awarded the Plaintiff’s attorneys’ fees and expenses of $290,000, paid prior to the end of fiscal year 2023 and entered a final order and judgment dismissing the Delaware Action with prejudice. The parties to the settlement recognize that entry into the settlement does not constitute an admission of liability, wrongdoing, or any matter of fact or law.

Executive Officers and Key Employees of the Company Who Are Not Nominees

Set forth below is a summary of the background and business experience of the executive officers of the Company who are not also nominees of the Board:

Jaime Hinojosa
Chief Financial Officer, Treasurer and Secretary

Mr. Hinojosa joined Astrotech in 2015 and was appointed as CFO in April 2022. His previous roles with the Company include Corporate Controller from 2019 to 2022, Director of Finance from 2017 to 2019 and Assistant Controller from 2015 to 2017. Prior to joining Astrotech, Mr. Hinojosa worked as an Accounting Manager for O’Reilly Auto Parts (Nasdaq: ORLY) from 2010 to 2015 and gained public accounting experience as an Audit Manager at Burton McCumber & Cortez, LLP from 2005 to 2010. Mr. Hinojosa is a Certified Public Accountant in good standing in Texas and brings significant finance and public accounting knowledge to the Company. Mr. Hinojosa has a Bachelor of Business Administration in Accounting from the University of Texas at Brownsville.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of October 19, 2023 certain information regarding the beneficial ownership of outstanding Common Stock held by (i) all persons who beneficially own more than 5% of the outstanding Common Stock of the Company, to the knowledge of the Company’s management, (ii) each current director, (iii) each named executive officer listed in the Summary Compensation Table and (iv) all current directors and executive officers as a group.

Unless otherwise described below, each of the persons listed in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned by each party.

Name and Address of Beneficial Owners	Shares of Common Stock (#)	Unvested Restricted Stock Grants (#)	Shares Subject to Options Exercisable Within 60 Days of October 19, 2023	Preferred Shares with an Option to Convert on a 1:30 Basis	Total Number of Shares Beneficially Owned	Percentage of Class (1)
5% Stockholders
BML Investment Partners, L.P. (2)	232,065	—	—	—	232,065	13.6%
Non-Employee Directors: (3)
Daniel T. Russler, Jr.	6,924	6,443	166	—	13,533	*
Tom Wilkinson	9,231	7,722	—	—	16,953	1.0%
Jim Becker	2,580	6,110	—	—	8,690	*
Bob McFarland	—	7,150	—	—	7,150	*
Named Executive Officers:
Thomas B. Pickens III	82,798	41,428	9,955	280,898	143,544	8.3%
Jaime Hinojosa	4,870	1,111	1,570	—	7,551	*
All Directors and Executive Officers as a Group (6 persons)	106,403	69,964	11,691	280,898	197,421	11.5%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.
1.

Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. As of October 19, 2023, we had 1,701,729 shares of Common Stock outstanding.

2.

Information based on Schedule 13G filed with the SEC by BML Investment Partners, L.P. on June 26, 2023. BML Investment Partners, L.P., a Delaware limited partnership whose sole general partner is BML Capital Management, LLC, is a private investment firm based in the United States with its principal business conducted at 65 E. Cedar, Suite 2, Zionsville, Indiana 46077.

3.	The applicable address for all non-employee directors and named executive officers is c/o Astrotech Corporation, 2105 Donley Drive, Suite 100, Austin, Texas 78758.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The compensation program for our executive officers, as presented in the Summary Compensation Table below, is administered by our Board. The intent of our compensation program is to align our executives’ interests with those of our stockholders, while providing reasonable and competitive compensation.

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individuals who served as our principal executive officer during fiscal 2023; (ii) our two most highly compensated executive officers, other than the individuals who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of June 30, 2023, with compensation during fiscal year 2023 of $100,000 or more; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on June 30, 2023. We refer to these individuals as our “named executive officers” (“NEOs”). For 2023, our NEOs and the positions in which they served are listed below.

●	Thomas B. Pickens III, our current Chief Executive Officer; and
●	Jaime Hinojosa, our current Chief Financial Officer.

The following table and footnotes provide information on compensation for the services of our NEOs for fiscal year 2023 and, where required, fiscal year 2022.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas B. Pickens III	2023	450,000	—	—	—	32,958	482,958
Chief Executive Officer	2022	450,000	375,000	639,994	456,120	35,461	1,956,575

Jaime Hinojosa (4)	2023	301,731	—	—	—	26,614	328,345
Chief Financial Officer	2022	197,938	52,000	—	58,774	25,882	334,594

Eric Stober (5)	2023	—	—	—	—	—	—
Former Chief Financial Officer	2022	320,721	—	—	—	20,498	341,219

1.	Mr. Pickens was awarded $375,000 for performance in fiscal year 2022, paid in August 2022. Mr. Hinojosa was awarded $52,000 for performance in fiscal year 2022, paid in August 2022.
2.

The amounts shown in this column do not reflect compensation actually received by the NEOs. Rather, the amounts represent the aggregate grant date fair value of awards granted to the NEO in 2023 and 2022, as applicable, in each case computed in accordance with ASC 718, with the exception that the amount shown assumes no forfeitures.

3.

The amounts in this column include the following: cellular telephone service allowances; matching contributions under our 401(k) savings plan; premiums for insurance plans including, but not limited to, medical, dental, vision, and life; and payments associated with a car allowance for Mr. Pickens.

4.

Mr. Hinojosa was appointed as the Company's Chief Financial Officer, Treasurer and Secretary following Mr. Stober's resignation from the Company. We had no other NEOs during the fiscal year ended June 30, 2022 or the period to date.

5.	Effective April 15, 2022, Mr. Stober resigned from his position as the Company's Chief Financial Officer, Treasurer and Secretary.

Employment Agreements

The Company entered into an employment agreement with Mr. Pickens on October 6, 2008, which sets forth, among other things, Mr. Pickens’s minimum base salary, bonus opportunities, provisions with respect to certain payments, and other benefits upon termination of employment under certain circumstances such as without “Cause,” “Good Reason,” or in event of a “Change in Control” of the Company. Please see Potential Payments Upon Termination or Change in Control for a description of such provisions. Pursuant to the employment agreement between the Company and Mr. Pickens, his required minimum annual base salary is $360,000. He is eligible for short-term cash incentives, as are all employees of the Company. The employment agreement between the Company and Mr. Pickens was originally set to expire on October 6, 2010 and will continue to automatically renew for one year renewal terms each year unless 60 days’ prior notice is provided by Mr. Pickens or the Company. Mr. Pickens’s employment agreement includes confidentiality and non-disparagement provisions. None of the other NEOs are party to an employment agreement.

Regarding Ongoing Compensation of our NEOs

On March 17, 2021, the Compensation Committee approved a structure to establish a cash bonus and annual equity incentive grants for its CEO and CFO. The purpose of this structure is to provide for retention, encourage high levels of performance, align the interests of executives with stockholders, and reduce the uncertainty that existed in their compensation arrangements. The current structure is as follows:

	Salary *	Cash Bonus **	Equity Incentive**
Mr. Pickens	450,000	0-100% of Salary	0-100% of Salary
Mr. Hinojosa	315,000	0-50% of Salary	0-100,000 Shares

* To be set annually at the beginning of each fiscal year.

** To be determined annually after the end of each fiscal year.

Cash Bonus Awards

During fiscal year 2022, the Compensation Committee awarded bonuses to NEOs and employees in recognition of individual performance. Each NEO’s maximum bonus is outlined in the table above, subject to the Compensation Committee’s discretion.

Long-Term Equity Compensation Awards

On May 26, 2021 (the “Effective Date”), at the 2020 annual meeting of stockholders, the stockholders of the Company voted to adopt the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). We also maintain the 2008 Stock Incentive Plan and the 2011 Stock Incentive Plan, however, following the Effective Date, no further awards could be issued under the Prior Plans, but all awards under the Prior Plans that are outstanding as of the Effective Date will continue to be governed by the terms, conditions, and procedures set forth in the Prior Plans and any applicable award agreement.

Summary of the 2021 Plan

The 2021 Omnibus Equity Incentive Plan permits the discretionary award of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and incentive awards.

Any employee or consultant of the Company (or its subsidiaries) or a director of the Company who, in the opinion of the Compensation Committee, is in a position to contribute to the growth, development, or financial success of the Company, is eligible to participate in the 2021 Plan. The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of Common Stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. No participant who is a director, but is not also an employee or consultant, of the Company shall receive awards under the 2021 Plan and be paid cash compensation during any calendar year that exceed, in the aggregate, $250,000 in total value (with cash compensation measured for this purpose at its value upon payment and any awards measured for this purpose at their grant date fair market value, as determined for the Company’s financial reporting purposes).

The maximum number of shares of Common Stock reserved and available for issuance under the 2021 Plan will be equal to the sum of (i) 1,500,000 shares of common stock; (ii) the number of shares of Common Stock reserved, but unissued under the Prior Plans; (iii) the number of shares of common stock underlying forfeited awards under the Prior Plans; and (iv) an annual increase on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the 2021 Plan, equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis, which shall include shares of Common Stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants or employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of Common Stock as determined by our Board; provided that shares of Common Stock issued under the 2021 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merge, or (ii) an award that a participant purchases at fair market value.

No more than 1,500,000 shares of Common Stock (as increased on an annual basis, on the first day each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the Plan, by the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis, which shall include shares of Common Stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants or employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year, (B) 1,500,000 shares of common stock, and (C) such lesser number of shares of Common Stock as determined by our Board) shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2021 Plan may be authorized but unissued shares of Company’s Common Stock or shares of Company’s Common Stock that will have been or may be reacquired by us in the open market, in private transactions or otherwise. If any shares of Company’s Common Stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Company Common Stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan except that any shares of Company Common Stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the Plan. If an award is denominated in shares of Company’s common stock, but settled in cash, the number of shares of Common Stock previously subject to the award will again be available for grants under the 2021 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of Common Stock available for grant under the 2021 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of Company’s Common Stock will no longer be available for grant under the 2021 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2021 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Equity Compensation Plan Information

The following table summarizes information, as of June 30, 2023, regarding our equity compensation plans pursuant to which grants of stock options, restricted stock, and other rights to acquire shares of the Company’s Common Stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
2008 Stock Incentive Plan	66	$159.00	—
2011 Stock Incentive Plan	2,605	$151.43	—
2021 Omnibus Equity Incentive Plan (1)	35,495	$17.99	157,208
Equity compensation plans not approved by security holders:
None	—	$—	—
Total	38,166	$27.34	157,208

1.	The total number of securities available for issuance under the 2021 Plan include 5,227 shares previously available under the Prior Plans.

Outstanding Equity Awards at the End of Fiscal Year 2023

The following table shows certain information about equity awards as of June 30, 2023:

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised & Unearned Options (#)(2)	Option Exercise Price ($)	Expiration Date	Number of Shares Not Yet Vested (#)	Market Value of Shares Not Yet Vested at Grant Date ($)
Thomas B. Pickens III	1,333	—	175.50	05/09/27	—	—
	8,622	17,244	19.20	04/14/32	—	—
	—	—	—	—	41,428	1,406,564
Jaime Hinojosa	26	—	84.90	04/07/25	—	—
	100	—	159.00	05/09/27	—	—
	333	—	55.50	10/14/29	—	—
	1,111	2,222	19.20	04/14/32	—	—
	—	—	—	—	1,111	67,327

1.	All exercisable options will expire 90 days after the date of employee’s termination.
2.	Options granted will vest in equal annual installments over a three-year period and are subject to the NEO’s continuous employment with the Company.

The following table provides information with respect to the vesting of each NEO’s outstanding exercisable options:

Schedule of Vested Astrotech Stock Option Grants	Amount Vested (#)
Thomas B. Pickens III	9,955
Jaime Hinojosa	1,570

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that are reported in the Summary Compensation Table, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2022 and 2023 fiscal years.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment based on TSR ($)(5)	Net (Loss) Income ($)(6)
2023	482,958	517,759	328,345	329,503	35.49	(9,642,000)
2022	1,956,575	492,084	337,907	199,916	32.33	(8,330,000)

(1)

The dollar amounts reported this column are the amounts of total compensation reported for Mr. Pickens, our Chief Executive Officer (the “PEO”), for each corresponding year in the “Total” column of the Summary Compensation Table. For additional information, see “Executive Compensation—Summary Compensation Table.”

(2)

The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Pickens, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or, paid to, Mr. Pickens during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Pickens’s total compensation as reported in the SCT for each year to determine compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Exclusion of Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2023	482,958	—	34,801	517,759
2022	1,956,575	(1,096,114)	(368,377)	492,084

(a)	Represents the total of the amounts reported in the “Stock Awards” and "Options" columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vested in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	—	75,721	—	(40,920)	—	—	34,801
2022	728,247	(826,919)	—	(269,705)	—	—	(368,377)

(3)

The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Pickens) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Pickens) included for purposes of calculating the average amounts in each applicable year are as follows: for 2023, Mr. Hinojosa, our Chief Financial Officer, and for 2022, Mr. Hinojosa and Mr. Stober, our former Chief Financial Officer.

(4)

The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Pickens), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Pickens) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Pickens) as reported in the Summary Compensation Table for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Exclusion of Average Reported Value of Equity Awards(a) ($)	Average Equity Award Adjustments(b) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	328,345	—	1,158	329,503
2022	337,907	(58,774)	(79,217)	199,916

(a)	Represents the total of the amounts reported in the “Stock Awards” and "Options" columns in the Summary Compensation Table for the applicable year.

(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	—	3,169	—	(2,011)	—	—	1,158
2022	19,216	(35,452)	—	(62,981)	—	—	(79,217)

(5)

Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2022 or 2023.

(6)	The dollar amounts reported represent the amount of net (loss) income reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net (Loss) Income

Compensation Actually Paid and Cumulative TSR

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including NEOs, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by the Company when made. The 401(k) plan does not promise any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. Accordingly, when determining annual compensation for executive officers, the Company does not consider the individuals’ retirement plan balances and payout projections.

Potential Payments Upon Termination or Change in Control

As noted above, the Company has entered into an employment agreement with Mr. Pickens that provides for payments and other benefits in connection with termination of his employment for a qualifying event or circumstance and for enhanced payments in connection with such termination after a Change in Control (as defined below). A description of the terms with respect to each of these types of terminations follows.

Termination other than after a Change in Control

The employment agreement provides for payments of certain payments and benefits upon the termination of the employment of Mr. Pickens. His rights upon termination of his employment depends upon the circumstances of the termination. For purposes of the employment agreement, Mr. Pickens’ employment may be terminated at any time by the Company upon any of the following:

•	His death;
•	In the event of physical or mental disability where Mr. Pickens is unable to perform his duties;
•

For Cause where Cause is defined as conviction of certain crimes and/or felonies, intentional and deliberate material fraud and misappropriation, or the willful and continued failure of Mr. Pickens to substantially perform duties; or

•	Otherwise at the discretion of the Company and subject to the termination obligations set forth in the employment agreement.

Mr. Pickens may terminate his employment at any time upon any of the following:

•	His death;
•	In the event of physical or mental disability where Mr. Pickens is unable to perform his duties;
•

The Company’s material reduction in Mr. Pickens’ authority, perquisites, position, title or responsibilities or other actions that would give Mr. Pickens the right to resign for “Good Reason,” if not cured by the Company within thirty days following Mr. Pickens’s written notice; or

•	Otherwise at the discretion of Mr. Pickens and subject to the termination obligations set forth in the employment agreement.

In the event Mr. Pickens’ employment is terminated by the Company (other than for Cause) or due to his death or physical or mental disability or by Mr. Pickens with “Good Reason”, then he shall be eligible to receive (i) a cash lump sum payment equal one times the sum of (x) his highest base salary in effect at any time during the 12 month period before his termination, and (y) an amount, as determined by the Compensation Committee in its discretion, equal to between 0-50% of the annualized average of the annual bonuses paid or payable to Mr. Pickens for the three years immediately preceding the year in which his termination occurs; (ii) continuation of his group health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended at the same cost charged to active employees for 12 months following his termination; and (iii) acceleration of the vesting of any equity awards outstanding at the time of his termination, and extension of the exerciser period for any stock options for the one year period after the termination date. Mr. Pickens must sign a release agreement in order to be eligible to receive any severance payments or benefits.

Termination after a Change in Control

A termination after a Change in Control is similar to the severance provisions described above, except that the base salary and annualized average bonuses payable to Mr. Pickens is increased to one and one-half times, rather than one times his base salary and annualized average bonuses if his employment is terminated within 12 months following a Change in Control. A Change in Control for this purpose is defined to mean (i) the acquisition by any person or entity of the beneficial ownership of securities representing 50% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board; (ii) the date on which the majority of the members of the Board consists of persons other than directors nominated by a majority of the directors on the Board at the time of their election; and (iii) the consummation of certain types of transactions, including mergers and the sale or other disposition of all, or substantially all, of the Company’s assets.

As with the severance provisions described above, the rights to which Mr. Pickens is entitled to under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause, Good Reason, and other reasons for termination are the same in this termination scenario as in a termination other than after a Change in Control.

DIRECTOR COMPENSATION

Overview

Astrotech’s director compensation program consists of cash-based as well as equity-based compensation. The equity component of Astrotech’s director compensation program is designed to build an ownership stake in the Company while conveying an incentive to directors relative to the returns recognized by our stockholders.

Cash-Based Compensation

Effective December 22, 2022, the Company’s directors, other than the Chairman of the Audit Committee, earn an annual cash stipend of $80,000. The Chairman of the Audit Committee earns an annual stipend of $88,500, recognizing the additional duties and responsibilities of this role. These stipends are generally paid on a quarterly basis.

All directors are reimbursed ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with the Business Expense Reimbursement policy applicable to all employees of the Company.

Equity-Based Compensation

Under provisions adopted by the Board, each non-employee director receives 5,000 shares of restricted Common Stock issued upon his first election to the Board, subject to board discretion. Other stock awards are given to the directors at the discretion of the Compensation Committee. Stock options granted typically terminate in 10 years. Already vested shares do not expire upon termination of the director’s term on the Board.

Effective December 22, 2022, directors will no longer receive equity base compensation annually.

Pension and Benefits

The non-employee directors are not eligible to participate in the Company’s benefits plans, including the 401(k) plan.

Indemnification Agreements

The Company is party to indemnification agreements with each of its directors and executive officers that require the Company to indemnify the directors and executive officers to the fullest extent permitted by Delaware state law. The Company’s Charter also requires the Company to indemnify both the directors and executive officers of the Company to the fullest extent permitted by Delaware state law.

Fiscal Year 2023 Non-Employee Director Compensation Table

The table below provides the compensation earned or paid in cash or stock awards to each non-employee director as of June 30, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Daniel T. Russler, Jr.	67,500	22,192	89,692
Tom Wilkinson	136,000	24,033	160,033
Jim Becker	67,500	18,877	86,377
Bob McFarland (1)	33,333	—	33,333
Total	$304,333	$65,102	$369,435

1.	Mr. McFarland was appointed to the Board on January 24, 2023.

The table below provides the number of outstanding stock options and unvested restricted stock held by each non-employee director as of June 30, 2023.

Name	Aggregate Number of Options Outstanding (#)	Aggregate Number of Unvested Restricted Stock Shares Outstanding (#)
Daniel T. Russler, Jr.	166	1,443
Tom Wilkinson	—	2,722
Jim Becker	—	1,110
Bob McFarland	—	2,150
Total	166	7,425

PROPOSAL 2 – RATIFICATION OF INDEPENDENT AUDITOR

RBSM LLP has served as the Company’s independent registered public accounting firm since October 12, 2023.

With regards to this proposal, the Board is requesting the stockholders to ratify the appointment of RBSM LLP as the Company’s independent auditor for the fiscal year ending June 30, 2024.

Ratification Requirements and Governance

There is no requirement that the Company submit the appointment of independent auditors to stockholders for ratification or for the appointed auditors to be terminated if the ratification fails, but Astrotech believes that it is sound corporate governance to submit the matter to stockholder vote. The Sarbanes-Oxley Act of 2002 states the Audit Committee is solely responsible for the appointment, compensation, and oversight of the independent auditor. As such, the Audit Committee may consider the appointment of other Independent Registered Public Accounting Firm if the stockholders choose not to ratify the appointment of RBSM LLP. Additionally, the Audit Committee may terminate the appointment of RBSM LLP as the Company’s Independent Registered Public Accounting Firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

Independence

In making its recommendation to ratify the appointment of RBSM LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2024, the Audit Committee has considered all relationships with RBSM LLP and all services rendered by RBSM LLP that may impact its objectivity and independence. There have been no non-audit services provided by RBSM LLP, and the Audit Committee believe they are independent.

Annual Meeting Representation

Representatives of RBSM LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions from the stockholders present.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of RBSM LLP, the Company’s Independent Registered Public Accounting Firm. The Audit Committee’s policy requires the pre-approval of all audit and permissible non-audit services to be provided by independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related, and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals, provided that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditors.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services, and a general timetable for the performance of such services.

Change in Accounting Firm

On August 1, 2023, the Audit Committee of the Board of Directors of Astrotech Corporation was notified by Armanino LLP (“Armanino”) of its decision to resign as the Company’s independent registered public accounting firm as a result of Armanino’s determination to cease providing certain services to public companies. Armanino advised that it would continue to serve as the Company’s independent registered public accounting firm until the filing of the Company’s Form 10-K for the fiscal year ended June 30, 2023 that was filed on September 28, 2023. Armanino’s resignation was not recommended or approved by the Board of Directors of the Company or its Audit Committee and was initiated voluntarily by Armanino.

Armanino’s audit reports on the Company’s financial statements for the fiscal years ended June 30, 2022 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2022 and 2023 and through August 1, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Armanino, would have caused Armanino to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the Company’s fiscal years ended June 30, 2022 and 2023 and through August 1, 2023, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, for the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by the Company’s Independent Registered Accounting Firm in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation. The aggregate fees billed for the fiscal year 2023 for professional services rendered by Armanino, the Company’s previous Independent Registered Public Accounting Firm, were $115,297. The aggregate fees billed for the fiscal year 2022 for professional services rendered by Armanino were $127,062.

Audit-Related Fees

Audit-related fees consist of fees for due diligence, comfort letters, and consents related to equity offerings. The aggregate fees billed by Armanino for the fiscal year 2023 were $17,587. The aggregate fees billed by Armanino for the fiscal year 2022 were $5,000.

Tax Fees

Tax fees consist of tax compliance and preparation and other tax services. Tax compliance and preparation consist of fees billed for professional services related to federal and state tax compliance and assistance with tax return preparation. This fee includes services charged related to our R&D tax credits. The aggregate fees billed for the fiscal year 2023 for professional services rendered by Armanino were $17,320. The aggregate fees billed for the fiscal year 2022 for professional services rendered by Armanino were $21,955.

All Other Fees

The Company paid no other fees to Armanino during the fiscal years 2023 and 2022.

Vote Required for Approval of this Proposal

The ratification of the appointment of RBSM LLP as our Independent Registered Public Accounting Firm for fiscal year 2024 requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of shares of our Common Stock. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF RBSM LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2024.

REPORT OF THE AUDIT COMMITTEE

The Board has established an Audit Committee of independent directors which operates under a written charter adopted by the Board. The charter was amended and restated in July 2015. Astrotech’s management is responsible for establishing a system of internal controls and for preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. Astrotech’s independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing their report based on that audit. Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors. The Audit Committee is also directly responsible for selecting and evaluating the independent auditors, reviewing, with the independent auditors, the plans and scope of the audit engagement, and reviewing with the independent auditors their objectivity and independence.

Most members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and Astrotech’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States, or that Astrotech’s independent auditors are in fact “independent” for fiscal year 2023. The Board has determined that for fiscal year 2023, Tom Wilkinson, Daniel T. Russler, Jr., and Jim Becker were audit committee financial experts and such persons are independent as defined under the federal securities laws.

In connection with the preparation of the audited financial statements included in Astrotech’s annual report on Form 10-K for the year ended June 30, 2023:

•	The Audit Committee reviewed and discussed the audited financial statements with the independent auditors and management.
•

The Audit Committee discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard AS 1301, Communications with Audit Committees. In general, this auditing standard requires the auditors to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments, disagreements with management, and the auditors’ judgment about the quality of the Company’s accounting principles.

•

The Audit Committee received from the independent auditors written disclosures and the letter regarding their independence required by PCAOB Rule 3526, and discussed with the auditors their independence. In general, PCAOB Rule 3526 requires the auditors to disclose to the Audit Committee any relationship between the auditors and its related entities and Astrotech that in the auditors’ professional judgment may reasonably be thought to bear on independence. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to Astrotech was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended June 30, 2023 be included in Astrotech’s annual report on Form 10-K filed with the SEC.

This report is submitted by the Audit Committee of the Board.

The members of the Audit Committee are:

Tom Wilkinson (Chairman)
Daniel T. Russler, Jr.

Jim Becker

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

ADDITIONAL INFORMATION

Proxy Solicitation Expense

The Company will bear all expenses of the solicitation, including the cost of preparing and mailing the proxy materials. In addition to solicitation by mail, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. For the Annual Meeting, the Company will engage Morrow Sodali LLC (“Morrow”) to assist us with the solicitation of proxies and related services for a fee of approximately $15,000, plus reasonable out-of-pocket expenses. In addition, we have retained Morrow to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

Deadline for Submission of Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule l4a-8 under the Exchange Act, in order for a stockholder proposal to be included in the Company’s proxy statement for its 2024 annual meeting, such proposal must be received at the Company’s principal executive offices at 2105 Donley Drive, Suite 100, Austin, Texas, 78758, Attn: Corporate Secretary, no later than July 4, 2024, and must comply with additional requirements established by the SEC. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. In addition, the Company’s Bylaws provide that any stockholder who would like to have a proposal considered at our 2024 annual meeting of stockholders must submit the proposal to the Secretary of the Company at the Company’s principal executive offices so that it is received by not earlier than the close of business on August 17, 2024, and not later than the close of business on September 16, 2024, unless the date of our 2024 annual meeting is more than 30 days before or more than 60 days after December 15, 2024, in which case the proposal must be received no later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholders who intend to submit a proposal for nomination of persons for election to our Board or a proposal of business at the 2024 annual meeting (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) must follow the procedures prescribed in the Company’s Bylaws. No stockholder proposal was received for inclusion in this Proxy Statement.

Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice the Secretary of the Company that sets forth the information required by Rule 14a-19 of the Exchange Act in accordance with and within the time period prescribed in the advance notice provisions of our Bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Discretionary Voting of Proxies on Other Matters

The Board knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the Annual Meeting, or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own best judgment on such matters.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. In addition to furnishing proxy materials electronically, we take advantage of the “householding” rules to reduce the delivery cost of materials. If you are receiving these proxy materials by mail, this means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. However, stockholders who are receiving these proxy materials by mail and participate in householding will continue to receive separate proxy cards. The Company will promptly deliver a separate copy of proxy materials to you if you call or write us at the following address and telephone number: 2105 Donley Drive, Suite 100, Austin, Texas 78758, Attention: Secretary; telephone: (512) 485-9530. If you would prefer to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

By Order of the Board of Directors,
/s/ Jaime Hinojosa
Jaime Hinojosa Chief Financial Officer, Treasurer and Secretary Austin, Texas

Annual Meeting of Astrotech Corporation
to be held on Friday December 15, 2023
for Holders as of October 19, 2023

This proxy is being solicited on behalf of the Board of Directors

P
R
O
X
Y

The undersigned hereby appoints Thomas B. Pickens III and Jaime Hinojosa as the true and lawful attorneys of the undersigned, with full power of substitution and revocation to each, and authorizes them, and each of them, to vote all the shares of capital stock of Astrotech Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters referred to on the reverse side hereof and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

(Continued and to be signed on the reverse side)

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

ANNUAL MEETING OF ASTROTECH CORPORATION

Date: December 15, 2023

Time: 9:00 A.M. (Central Time)

Place: 2105 Donley Drive, Suite 100, Austin, Texas 78758

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
THE NOTICE OF MEETING, ANNUAL REPORT, PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT: WWW.ASTROTECHCORP.COM/PROXY-STATEMENTS

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

Board of Directors recommends a vote FOR the election of all director nominees and FOR proposal 2.

1: Election of Directors

	VOTE FOR ALL NOMINEES	WITHHOLD VOTE FROM ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
01 Thomas B. Pickens III 02 Daniel T. Russler, Jr. 03 Tom Wilkinson 04 Jim Becker 05 Bob McFarland	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the "Exception" box and write the number(s) in the space provided below.

____

☐ **To attend the meeting and vote your shares in person, please mark this box.**

Authorized Signatures - This section must be completed for your vote to be counted.

Date: ______________________________, 2023

____
Please Sign Here

____
Please Sign Here

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

VOTE BY INTERNET OR TELEPHONE
QUICK ★ ★ ★ EASY ★ ★ ★ IMMEDIATE

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card by mail. Vote by internet or telephone until 11:59 PM EST the day before the meeting.

VOTE BY INTERNET: The web address is **www.proxyvoting.com/ASTC**. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call ★ ★ Toll Free ★ ★ On a Touch-Tone Telephone
1-888-457-2959
There is NO CHARGE to you for this call

OPTION A: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B: If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

THANK YOU FOR VOTING.

CONTROL NUMBER
for Telephone/Internet Voting